Virco Mfg. Corporation 401(k) Plan

Notes to Financial Statements (Continued)

Exhibit

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-74832 pertaining to the Virco Mfg. Corporation 401 (k) Plan of our report dated June 1, 2005, with respect to the financial statements and schedule of the Virco Mfg. Corporation 401 (k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Los Angeles, California
June 25, 2005

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